KEYSTONE CUSTODIAN FUND, SERIES S-3

                                FIRST AMENDMENT

                                       TO

                         RESTATEMENT OF TRUST AGREEMENT

                              Effective May 1, 1995



     FIRST AMENDMENT dated March 15, 1995 made by George S. Bissell, Albert H. Elfner, III, Frederick Amling, Charles A. Austin, III, Edwin D. Campbell, Charles F. Chapin, K. Dun Gifford, Leroy Keith, Jr., F. Ray Keyser, Jr., David
M. Richardson, Richard J. Shima and Andrew J. Simons (hereinafter with their successors referred to as the "Trustees") to RESTATEMENT OF TRUST AGREEMENT, dated December 19, 1989.

     WHEREAS, the Trustees have determined to change the name of the Trust and to change the designation of its principal office to 200 Berkeley Street, Boston, Massachusetts 02116.

     NOW, THEREFORE, the Trustees hereby declare that they will amend the Restatement of Trust Agreement as hereinafter set forth:

     ARTICLE I, Name and Definitions, Section 1. Name., is hereby amended to read as follows:

     "This Trust shall be known as the "Keystone Mid-Cap Growth Fund (S-3)" and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine."

     This Amendment shall become effective as of May 1, 1995.

     All other provisions of the Restatement of Trust Agreement shall continue as originally stated.


     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have caused this First Amendment to Restatement of Trust Agreement to be executed on the 15th day of March, 1995.



/S/ George S. Bissell
George S. Bissell, Trustee


/s/ Albert H. Elfner, III
Albert H. Elfner, III, Trustee


/s/ Frederick Amling
Frederick Amling, Trustee


/s/ Charles A. Austin, III
Charles A. Austin, III, Trustee


/s/ Edwin D. Campbell
Edwin D. Campbell, Trustee


/s/ Chrles F. Chapin
Charles F. Chapin, Trustee


/s/ K. Dun Gifford
K. Dun Gifford, Trustee


/s/ Leroy Keith, Jr.
Leroy Keith, Jr., Trustee


/s/ F. Ray Keyser, Jr.
F. Ray Keyser, Jr., Trustee


/s/ David M. Richardson
David M. Richardson, Trustee


/s/ Richard J. Shima
Richard J. Shima, Trustee


/s/ Andrew J. Simons
Andrew J. Simons, Trustee